Exhibit 10.3

                             PROMISSORY NOTE
                           (Multiple Advances)


$419,000                                                    December 12, 1996

Account Name:  Gentner Communications Corporation     Account No.:  GENT 7584


For value received, the undersigned jointly and severally promises to pay to the order of SAFECO Credit Company, Inc., its successors and assigns ("Payee"), at SAFECO Plaza, Seattle, Washington 98185, or at such other place as Payee may designate in writing, the principal sum of Four Hundred Nineteen Thousand and 00/100 Dollars, or so much thereof as may be advanced, plus interest thereon from the date of disbursement until paid at the rate of 11.5 percent per annum.

Subject to the terms and conditions of any underlying agreement between the parties, the principal of this note shall be advanced from time to time from the date hereof until March 1, 1997 at the request of David L. Harmon who is authorized to request advances and direct the disposition of any advances until written notice of the revocation of this authority is received by Payee at the place designated for payments hereunder. Any advance made pursuant to such a request shall conclusively be presumed to have been made for the benefit of the undersigned.

Principal and interest shall be repaid in accordance with the following schedule: Forty-Eight (48) payments of $10,931.29 each, including interest due at the time of payment. The first payment shall be due on January 31, 1997, and a like payment on the same day of each succeeding month thereafter until December 31, 2000. Any principal and interest remaining unpaid shall be due and payable on December 31, 2000. All payments on this note shall be applied first to accrued interest and then to the unpaid principal.

If any payment or part thereof remains unpaid ten (10) days after its due date, the undersigned agrees to pay to Payee, in addition to the payment, a late charge equal to the lesser of 10% of the payment or the maximum such charge permitted by applicable law. The assessment of a late charge is in addition to, and not in lieu of, any other right or remedy of Payee under this note or under any agreement securing this note.


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Any failure to pay the full amount of any payment when due or any event of default on any agreement securing this note shall be an event of default on this note. Upon the occurrence of an event of default, the entire unpaid balance of principal and accrued interest shall, at the option of the Payee, become immediately due and payable. After default, the principal shall bear interest at the default rate, which shall be 6% above the interest rate stated above. All amounts past due must be paid at the time of and as a condition to the curing of any default. The undersigned agrees to pay all reasonable costs and expenses incurred in the collection and enforcement of this note and in the enforcement of any agreement securing this note or in bankruptcy or insolvency proceedings, including reasonable attorney fees, whether or not litigation is commenced. Any forbearance by Payee in exercising any right or remedy hereunder or under any document securing this note shall not be a waiver of or preclude the exercise of any right or remedy.

The undersigned waives presentment, demand, protest and notice of dishonor.

Interest payable under this note shall not exceed the highest rate permitted by law. If and to the extent interest is payable which exceeds the maximum amount permitted by law, it shall be applied to reduction of principal or refunded.

This note is made and shall be construed under the internal laws (without applying the conflicts of law rules) of the State of Utah.



The Note may not be prepaid in     Gentner Communications Corporation
whole or in part during the full
term of the loan term unless       By:   /s/ David J. Harmon
Borrower pays a fee for such          --------------------------------
privilege equal to 2.5% of the        Chief Financial Officer
amount prepaid.                       --------------------------------
                                                                 Title
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